Press Release For immediate release Brandon Burke, Investor Relations Graham Galt, Media Relations 404-439-3468 404-439-3070

Invesco Reports Results for the Three Months Ended June 30, 2018
Operating margin of 24.3%; adjusted operating margin of 38.7%
Diluted EPS $0.59; adjusted diluted EPS $0.66
Expanded presence in digital solutions market with acquisition of Intelliflo

Atlanta, July 26, 2018 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2018.

“We continue to invest in key growth drivers that we are highly confident will further strengthen the competitive advantages of our business,” said Martin L. Flanagan, president and CEO of Invesco. “During the quarter, we completed the acquisition of Guggenheim Investments’ ETF business as well as the acquisition of Intelliflo, the No. 1 technology platform for financial advisors in the UK.(1) These strategic additions will enhance our ability to respond to evolving competitive dynamics and deliver outcomes that help our clients achieve their investment objectives.”

	Q2-18		Q1-18		Q2-18 vs. Q1-18	Q2-17		Q2-18 vs. Q2-17
U.S. GAAP Financial Measures
Operating revenues	$1,360.6	m	$1,355.8	m	0.4%	$1,254.4	m	8.5%
Operating income	$331.3	m	$321.1	m	3.2%	$318.3	m	4.1%
Operating margin	24.3%		23.7%			25.4%
Net income attributable to Invesco Ltd.	$245.1	m	$253.9	m	(3.5)%	$239.6	m	2.3%
Diluted EPS	$0.59		$0.62		(4.8)%	$0.58		1.7%

Adjusted Financial Measures(2)
Net revenues	$974.0	m	$958.0	m	1.7%	$906.3	m	7.5%
Adjusted operating income	$376.6	m	$357.3	m	5.4%	$355.9	m	5.8%
Adjusted operating margin	38.7%		37.3%			39.3%
Adjusted net income attributable to Invesco Ltd.	$273.1	m	$273.9	m	(0.3)%	$264.5	m	3.3%
Adjusted diluted EPS	$0.66		$0.67		(1.5)%	$0.64		3.1%

Assets Under Management
Ending AUM	$963.3	bn	$934.2	bn	3.1%	$858.3	bn	12.2%
Average AUM	$973.9	bn	$951.3	bn	2.4%	$849.2	bn	14.7%
(1) Source: Platform - Adviser Market: Fintech and Digital, January 2018 report.
(2) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 10 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at June 30, 2018, were $963.3 billion (March 31, 2018: $934.2 billion), an increase of $29.1 billion during the second quarter. Long-term net outflows were $8.0 billion and total net outflows were $6.2 billion for the second quarter. The acquisition of the Guggenheim Investments' ETF business on April 6, 2018 added $38.1 billion in AUM during the quarter.

Summary of net flows (in billions)	Q2-18	Q1-18	Q2-17
Active	($8.4)	($1.5)	($0.2)
Passive	0.4	1.8	0.5
Long-term net flows (1)	(8.0)	0.3	0.3
Non-management fee earning AUM	0.9	(0.4)	(0.7)
Institutional money market	0.9	0.4	2.8
Total net flows	($6.2)	$0.3	$2.4

Annualized long-term organic growth rate (2)	(4.1%)	0.2%	0.2%

(1)	In 2018, reinvested distributions are shown in a separate line in the AUM tables. In periods prior to the third quarter of 2017, reinvested distributions were included in market gains and losses.

(2)
Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by opening long-term AUM for the period. Long-term AUM excludes institutional money market and non-management fee earning AUM.

Net market gains led to increases of $10.3 billion in AUM during the second quarter, compared to net market losses of $12.2 billion in the first quarter. Reinvested distributions for the second quarter were $0.7 billion compared to $0.6 billion for the first quarter. Foreign exchange rate movements led to a $13.8 billion decrease in AUM during the second quarter, compared to a $7.9 billion increase in the first quarter. Average AUM during the second quarter were $973.9 billion, compared to $951.3 billion for the first quarter, an increase of 2.4%. Further analysis is included in the supplementary schedules to this release.

Operating Results

This section discusses the company's second quarter 2018 results, as compared to the first quarter 2018, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP.

The second quarter of 2018 includes the impact of our acquisition of the Guggenheim Investments' ETF business, which was completed on April 6, 2018. The company also acquired Intelliflo on June 4, 2018, and its results are included from that date. The addition of Intelliflo builds on the 2016 acquisition of Jemstep to deliver a global, advisor-focused digital platform that enhances the firm’s ability to meet evolving client needs.

Operating revenues increased by $4.8 million (0.4%) to $1,360.6 million in the second quarter, from $1,355.8 million in the first quarter. Foreign exchange rate changes decreased second quarter operating revenues by $12.5 million compared to the first quarter.

Investment management fees increased by $6.8 million (0.7%) to $1,050.5 million in the second quarter from $1,043.7 million in the first quarter. The increase reflects higher average AUM due to the Guggenheim acquisition as well as one additional day during the second quarter, offset by the impact of foreign exchange. Foreign exchange rate changes decreased second quarter investment management fees by $11.9 million compared to the first quarter.

Service and distribution fees decreased by $3.2 million (1.3%) to $242.9 million in the second quarter from $246.1 million in the first quarter, reflecting a decrease in the retail AUM that earn these fees.

Performance fees increased by $2.5 million compared to the first quarter. Performance fees recorded in the second quarter were primarily generated by our real estate, U.K. equity, and private equity teams.

Other revenues decreased by $1.3 million (2.3%) to $55.6 million in the second quarter from $56.9 million in the first quarter, from decreased front-end and UIT fees, partially offset by increased real estate transaction fees.

Operating expenses decreased by $5.4 million (0.5%) to $1,029.3 million in the second quarter from $1,034.7 million in the first quarter. Business optimization charges were $6.0 million in the second quarter, compared to $8.2 million in the first quarter. Total costs of these initiatives at completion are estimated to be up to $156 million, of which approximately $20 million remains to be incurred through 2018, including an ongoing large-scale outsourcing project. As of the end of the second quarter, these initiatives have produced annualized run-rate expense savings of $52 million, and by completion in 2018, the annualized run-rate savings is expected to be up to $65 million. Foreign exchange rate changes decreased second quarter operating expenses by $6.8 million when compared to the first quarter.

Third-party distribution, service and advisory expenses decreased by $10.2 million (2.4%) to $408.9 million in the second quarter from $419.1 million in the first quarter, in line with decreased service and distribution and other revenues. The decrease is partially offset by increased fund costs related to the Guggenheim Investments' ETF acquisition. Foreign exchange rate changes decreased second quarter third-party distribution, service and advisory expenses by $1.3 million when compared to the first quarter.

Employee compensation expenses decreased by $9.3 million (2.4%) to $381.1 million in the second quarter from $390.4 million in the first quarter. The decrease in the second quarter reflects the seasonal increase in payroll tax and employee benefit costs in the first quarter. Additionally, in the second quarter, staff severance costs related to business optimization were down $4.3 million compared to the first quarter. Foreign exchange rate changes decreased second quarter employee compensation expenses by $3.4 million when compared to the first quarter.

Marketing expenses increased by $4.7 million (16.7%) to $32.8 million in the second quarter from $28.1 million in the first quarter, reflecting a seasonal increase in marketing activities as well as costs related to our move to a unified global brand.

Property, office and technology expenses decreased $0.5 million (0.5%) compared to the first quarter.

General and administrative expenses increased by $9.9 million (10.4%) to $104.8 million in the second quarter from $94.9 million in the first quarter due to $6.6 million in increased consulting and professional services costs related to acquisitions and business optimization, as well as $3.7 million in increased fund launch costs. Foreign exchange rate changes decreased second quarter general and administrative expenses by $0.9 million when compared to the first quarter.

Equity in earnings of unconsolidated affiliates decreased $2.4 million to $7.3 million (24.7%) in the second quarter from $9.7 million in the first quarter primarily from decreases in earnings from our real estate investments. Interest expense increased $6.3 million in the second quarter as compared to the first quarter, resulting from increased borrowing on the credit facility. Non-operating other income and expenses in the second quarter also included a $0.9 million net gain comprised of market-driven gains and losses of investments held by consolidated investment products (CIP) and net interest income of CIP (first quarter: $27.2 million gain).

Other gains and losses, net was a gain in the second quarter of $1.4 million compared to a loss of $5.4 million in the first quarter primarily due to market valuation gains in deferred compensation plan investments.

The effective tax rate increased to 23.0% for the second quarter, from 20.5% for the first quarter. The impact of the inclusion of non-controlling interests in CIP increased our effective tax rate by 0.4% for the second quarter, compared to a decrease of 0.7% for the first quarter. The remaining rate increase for second quarter 2018 resulted from changes in our profit mix.

Capital Management

As of June 30, 2018, the company's cash and cash equivalents were $1,480.5 million, with long-term debt of $2,955.8 million. The credit facility balance was $878.9 million at June 30, 2018 and zero at March 31, 2018.

As previously announced, the company completed its acquisition of the Guggenheim Investments' ETF business on April 6, 2018, for a purchase price of $1.2 billion. To fund the purchase, the company borrowed approximately $835 million on its credit facility in early April 2018. In addition, the company also borrowed on the credit facility to fund part of the Intelliflo acquisition, which took place on June 4, 2018. The company plans to repay a significant portion of amounts borrowed over the course of 2018, returning leverage ratios at or near pre-acquisition levels, through the curtailment of open market share repurchases. As such, the company has not repurchased common shares in the open market to date in 2018.

Dividends paid in the second quarter were $124.4 million. Today, the company is announcing a second quarter cash dividend of 30.0 cents. The dividend is payable on September 4, 2018, to shareholders of record at the close of business on August 16, 2018, with an ex-dividend date of August 15, 2018.

Headcount

As of June 30, 2018, the company had 7,315 employees, compared to 7,134 employees as of March 31, 2018, which reflects the increases from the Intelliflo and Guggenheim ETF acquisitions.

# # #

Invesco is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, July 26, 2018, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until Thursday, August 9, 2018 at 5:00 p.m. ET by calling 1-866-467-2410 for U.S. and Canadian callers or 1-203-369-1447 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-18	Q1-18	% Change	Q2-17	% Change
Operating revenues:
Investment management fees	$1,050.5	$1,043.7	0.7%	$1,010.4	4.0%
Service and distribution fees	242.9	246.1	(1.3)%	211.3	15.0%
Performance fees	11.6	9.1	27.5%	16.7	(30.5)%
Other	55.6	56.9	(2.3)%	16.0	247.5%
Total operating revenues	1,360.6	1,355.8	0.4%	1,254.4	8.5%
Operating expenses:
Third-party distribution, service and advisory	408.9	419.1	(2.4)%	365.9	11.8%
Employee compensation	381.1	390.4	(2.4)%	366.2	4.1%
Marketing	32.8	28.1	16.7%	29.1	12.7%
Property, office and technology	101.7	102.2	(0.5)%	89.0	14.3%
General and administrative	104.8	94.9	10.4%	85.9	22.0%
Total operating expenses	1,029.3	1,034.7	(0.5)%	936.1	10.0%
Operating income	331.3	321.1	3.2%	318.3	4.1%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	7.3	9.7	(24.7)%	10.5	(30.5)%
Interest and dividend income	2.8	4.2	(33.3)%	1.6	75.0%
Interest expense	(29.5)	(23.2)	27.2%	(23.6)	25.0%
Other gains and losses, net	1.4	(5.4)	N/A	3.1	(54.8)%
Other income/(expense) of CIP, net	0.9	27.2	(96.7)%	32.3	(97.2)%
Income before income taxes	314.2	333.6	(5.8)%	342.2	(8.2)%
Income tax provision	(72.3)	(68.4)	5.7%	(92.6)	(21.9)%
Net income	241.9	265.2	(8.8)%	249.6	(3.1)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	3.2	(11.3)	N/A	(10.0)	N/A
Net income attributable to Invesco Ltd.	$245.1	$253.9	(3.5)%	$239.6	2.3%
Earnings per share:
---basic	$0.59	$0.62	(4.8)%	$0.58	1.7%
---diluted	$0.59	$0.62	(4.8)%	$0.58	1.7%

Average shares outstanding:
---basic	413.9	411.3	0.6%	409.9	1.0%
---diluted	414.1	411.8	0.6%	410.3	0.9%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Six months ended June 30,
	2018	2017	% Change
Operating revenues:
Investment management fees	$2,094.2	$1,965.6	6.5%
Service and distribution fees	489.0	417.7	17.1%
Performance fees	20.7	28.0	(26.1)%
Other	112.5	35.7	215.1%
Total operating revenues	2,716.4	2,447.0	11.0%
Operating expenses:
Third-party distribution, service and advisory	828.0	715.2	15.8%
Employee compensation	771.5	763.7	1.0%
Marketing	60.9	53.5	13.8%
Property, office and technology	203.9	174.5	16.8%
General and administrative	199.7	163.9	21.8%
Total operating expenses	2,064.0	1,870.8	10.3%
Operating income	652.4	576.2	13.2%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	17.0	28.2	(39.7)%
Interest and dividend income	7.0	4.5	55.6%
Interest expense	(52.7)	(47.6)	10.7%
Other gains and losses, net	(4.0)	10.0	N/A
Other income/(expense) of CIP, net	28.1	60.8	(53.8)%
Income before income taxes	647.8	632.1	2.5%
Income tax provision	(140.7)	(168.3)	(16.4)%
Net income	507.1	463.8	9.3%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(8.1)	(12.2)	(33.6)%
Net income attributable to Invesco Ltd.	$499.0	$451.6	10.5%
Earnings per share:
---basic	$1.21	$1.10	10.0%
---diluted	$1.21	$1.10	10.0%

Average shares outstanding:
---basic	412.6	408.8	0.9%
---diluted	412.9	409.2	0.9%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

in millions	Q2-18	Q1-18	Q2-17
Operating revenues, U.S. GAAP basis	$1,360.6	$1,355.8	$1,254.4
Proportional share of revenues, net of third-party distribution, service and advisory expenses, from joint venture investments	15.2	14.3	11.5
Third party distribution, service and advisory expenses	(408.9)	(419.1)	(365.9)
CIP	7.1	7.0	6.3
Net revenues	$974.0	$958.0	$906.3

Reconciliation of Operating income to Adjusted operating income:

in millions	Q2-18	Q1-18	Q2-17
Operating income, U.S. GAAP basis	$331.3	$321.1	$318.3
Proportional share of net operating income from joint venture investments	5.8	5.9	5.3
CIP	13.3	10.2	8.5
Business combinations	17.5	10.3	8.4
Compensation expense related to market valuation changes in deferred compensation plans	2.7	1.6	3.4
Business optimization expenses	6.0	8.2	12.0
Adjusted operating income	$376.6	$357.3	$355.9

Operating margin (1)	24.3%	23.7%	25.4%
Adjusted operating margin (2)	38.7%	37.3%	39.3%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q2-18	Q1-18	Q2-17
Net income attributable to Invesco Ltd., U.S. GAAP basis	$245.1	$253.9	$239.6
CIP	2.2	(0.6)	2.9
Business combinations:
Changes in the fair value of contingent consideration	0.2	(0.4)	(1.2)
Other business combination-related adjustments	17.5	10.3	8.4
Deferred compensation plan market valuation changes and dividend income less compensation expense	1.2	5.3	(1.7)
Business optimization expenses	6.0	8.2	12.0
Foreign exchange hedge	(2.2)	(1.5)	7.1

Taxation:
Taxation on business combinations	4.2	1.5	3.7
Taxation on deferred compensation plan market valuation changes and dividend income less compensation expense	(0.3)	(1.2)	0.6
Taxation on business optimization charges	(1.3)	(2.0)	(4.2)
Taxation on foreign exchange hedge	0.5	0.4	(2.7)

Adjusted net income attributable to Invesco Ltd. (3)	$273.1	$273.9	$264.5

Average shares outstanding - diluted	414.1	411.8	410.3
Diluted EPS	$0.59	$0.62	$0.58
Adjusted diluted EPS (4)	$0.66	$0.67	$0.64
____________

(1)	Operating margin is equal to operating income divided by operating revenues.

(2)	Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(3)
The effective tax rate on adjusted net income attributable to Invesco Ltd. is 20.6% (first quarter: 20.6%; second quarter 2017: 26.7%). 2018 includes a 6.1% tax rate reduction as a result of lower Federal tax rates effective January 1, 2018.

(4)
Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented above and the calculated earnings per share amounts under the two class method.

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q2-18	Q1-18	Q2-17
Operating expenses, U.S. GAAP basis	$1,029.3	$1,034.7	$936.1
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	9.4	8.4	6.2
Third party distribution, service and advisory expenses	(408.9)	(419.1)	(365.9)
CIP	(6.2)	(3.2)	(2.2)
Business combinations	(17.5)	(10.3)	(8.4)
Compensation expense related to market valuation changes in deferred compensation plans	(2.7)	(1.6)	(3.4)
Business optimization	(6.0)	(8.2)	(12.0)

Adjusted operating expenses	$597.4	$600.7	$550.4

Employee compensation, U.S. GAAP basis	$381.1	$390.4	$366.2
Proportional consolidation of joint ventures	6.7	5.9	3.9
Business combinations	(1.9)	(0.9)	(1.6)
Market appreciation/depreciation of deferred compensation awards	(2.7)	(1.6)	(3.4)
Business optimization	—	(4.3)	(3.9)
Adjusted employee compensation	$383.2	$389.5	$361.2

Marketing, U.S. GAAP basis	$32.8	$28.1	$29.1
Proportional consolidation of joint ventures	0.7	0.7	0.6
Business combinations	(0.7)	(0.1)	—
Adjusted marketing	$32.8	$28.7	$29.7

Property, office and technology, U.S. GAAP basis	$101.7	$102.2	$89.0
Proportional consolidation of joint ventures	1.1	1.1	0.9
Business combinations	(2.5)	(2.0)	—
Business optimization	(0.6)	—	(1.2)
Adjusted property, office and technology	$99.7	$101.3	$88.7

General and administrative, U.S. GAAP basis	$104.8	$94.9	$85.9
Proportional consolidation of joint ventures	0.9	0.7	0.8
Business combinations	(12.4)	(7.3)	(6.8)
CIP	(6.2)	(3.2)	(2.2)
Business optimization	(5.4)	(3.9)	(6.9)
Adjusted general and administrative	$81.7	$81.2	$70.8

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q2-18		Q1-18		% Change	Q2-17
Beginning Assets	$934.2		$937.6		(0.4)%	$834.8
Long-term inflows	54.4		56.6		(3.9)%	41.1
Long-term outflows	(62.4)		(56.3)		10.8%	(40.8)
Long-term net flows	(8.0)		0.3		N/A	0.3
Net flows in non-management fee earning AUM(b)	0.9		(0.4)		N/A	(0.7)
Net flows in institutional money market funds	0.9		0.4		125.0%	2.8
Total net flows	(6.2)		0.3		N/A	2.4
Reinvested distributions(a)	0.7		0.6		16.7%	N/A
Market gains and losses(a)	10.3		(12.2)		N/A	13.0
Acquisitions (i)	38.1		—		N/A	—
Foreign currency translation	(13.8)		7.9		N/A	8.1
Ending Assets	$963.3		$934.2		3.1%	$858.3

Average long-term AUM	$805.8		$783.1		2.9%	$701.6
Average AUM	$973.9		$951.3		2.4%	$849.2

Gross revenue yield on AUM(c)	56.4	bps	57.6	bps		59.7	bps
Gross revenue yield on AUM before performance fees(c)	55.9	bps	57.2	bps		58.9	bps
Net revenue yield on AUM(d)	40.0	bps	40.3	bps		42.7	bps
Net revenue yield on AUM before performance fees(d)	39.5	bps	39.9	bps		41.8	bps

(in billions)	Total AUM	Active(g)	Passive(g)
March 31, 2018	$934.2	$733.9	$200.3
Long-term inflows	54.4	35.6	18.8
Long-term outflows	(62.4)	(44.0)	(18.4)
Long-term net flows	(8.0)	(8.4)	0.4
Net flows in non-management fee earning AUM(b)	0.9	—	0.9
Net flows in institutional money market funds	0.9	0.9	—
Total net flows	(6.2)	(7.5)	1.3
Reinvested distributions(a)	0.7	0.7	—
Market gains and losses(a)	10.3	5.5	4.8
Transfers(h)	—	1.5	(1.5)
Acquisitions(i)	38.1	1.2	36.9
Foreign currency translation	(13.8)	(13.2)	(0.6)
June 30, 2018	$963.3	$722.1	$241.2

Average AUM	$973.9	$734.9	$239.0
Gross revenue yield on AUM(c)	56.4bps	69.9bps	15.5bps
Net revenue yield on AUM(d)	40.0bps	48.0bps	15.5bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2018	$934.2	$599.4	$334.8
Long-term inflows	54.4	42.3	12.1
Long-term outflows	(62.4)	(49.0)	(13.4)
Long-term net flows	(8.0)	(6.7)	(1.3)
Net flows in non-management fee earning AUM(b)	0.9	1.6	(0.7)
Net flows in institutional money market funds	0.9	1.7	(0.8)
Total net flows	(6.2)	(3.4)	(2.8)
Reinvested distributions(a)	0.7	0.7	—
Market gains and losses(a)	10.3	9.5	0.8
Acquisitions(i)	38.1	38.1	—
Foreign currency translation	(13.8)	(8.8)	(5.0)
June 30, 2018	$963.3	$635.5	$327.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (f)	Alternatives(e)
March 31, 2018	$934.2	$420.6	$227.9	$59.7	$79.6	$146.4
Long-term inflows	54.4	26.5	13.1	3.6	1.3	9.9
Long-term outflows	(62.4)	(34.5)	(14.0)	(4.3)	(1.2)	(8.4)
Long-term net flows	(8.0)	(8.0)	(0.9)	(0.7)	0.1	1.5
Net flows in non-management fee earning AUM(b)	0.9	1.7	(0.8)	—	—	—
Net flows in institutional money market funds	0.9	—	—	—	0.9	—
Total net flows	(6.2)	(6.3)	(1.7)	(0.7)	1.0	1.5
Reinvested distributions(a)	0.7	0.3	0.3	—	—	0.1
Market gains and losses(a)	10.3	11.4	(1.2)	0.3	0.1	(0.3)
Acquisitions(i)	38.1	26.9	9.9	—	—	1.3
Foreign currency translation	(13.8)	(6.0)	(2.5)	(1.9)	(0.3)	(3.1)
June 30, 2018	$963.3	$446.9	$232.7	$57.4	$80.4	$145.9

Average AUM	$973.9	$450.5	$235.2	$58.9	$82.2	$147.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2018	$934.2	$580.7	$25.7	$109.2	$129.7	$88.9
Long-term inflows	54.4	23.9	1.1	3.3	17.9	8.2
Long-term outflows	(62.4)	(30.5)	(1.2)	(6.4)	(16.8)	(7.5)
Long-term net flows	(8.0)	(6.6)	(0.1)	(3.1)	1.1	0.7
Net flows in non-management fee earning AUM(b)	0.9	0.9	—	—	—	—
Net flows in institutional money market funds	0.9	1.7	—	(2.0)	(0.4)	1.6
Total net flows	(6.2)	(4.0)	(0.1)	(5.1)	0.7	2.3
Reinvested distributions(a)	0.7	0.5	—	0.2	—	—
Market gains and losses(a)	10.3	6.8	0.3	2.5	0.5	0.2
Acquisitions(i)	38.1	38.1	—	—	—	—
Foreign currency translation	(13.8)	—	(0.5)	(5.9)	(4.6)	(2.8)
June 30, 2018	$963.3	$622.1	$25.4	$100.9	$126.3	$88.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(g)

(in billions)	Q2-18		Q1-18		% Change	Q2-17
Beginning Assets	$200.3		$199.0		0.7%	$154.3
Long-term inflows	18.8		16.5		13.9%	7.4
Long-term outflows	(18.4)		(14.7)		25.2%	(6.9)
Long-term net flows	0.4		1.8		(77.8)%	0.5
Net flows in non-management fee earning AUM(b)	0.9		(0.4)		N/A	(0.7)
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	1.3		1.4		(7.1)%	(0.2)
Market gains and losses	4.8		(0.4)		N/A	2.5
Transfers(h)	(1.5)		—		N/A	—
Acquisitions(i)	36.9		—		N/A	—
Foreign currency translation	(0.6)		0.3		N/A	—
Ending Assets	$241.2		$200.3		20.4%	$156.6

Average long-term AUM	$147.7		$113.2		30.5%	$77.5
Average AUM	$239.0		$204.2		17.0%	$156.8

Gross revenue yield on AUM(c)	15.5	bps	14.5	bps		16.6	bps
Gross revenue yield on AUM before performance fees(c)	15.5	bps	14.5	bps		16.6	bps
Net revenue yield on AUM(d)	15.5	bps	14.5	bps		16.6	bps
Net revenue yield on AUM before performance fees(d)	15.5	bps	14.5	bps		16.6	bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2018	$200.3	$183.5	$16.8
Long-term inflows	18.8	18.8	—
Long-term outflows	(18.4)	(18.4)	—
Long-term net flows	0.4	0.4	—
Net flows in non-management fee earning AUM(b)	0.9	1.6	(0.7)
Net flows in institutional money market funds	—	—	—
Total net flows	1.3	2.0	(0.7)
Market gains and losses	4.8	5.3	(0.5)
Transfers (h)	(1.5)	(1.5)	—
Acquisitions (i)	36.9	36.9	—
Foreign currency translation	(0.6)	(0.6)	—
June 30, 2018	$241.2	$225.6	$15.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(e)
March 31, 2018	$200.3	$128.3	$56.8	$—	$—	$15.2
Long-term inflows	18.8	12.5	3.9	—	—	2.4
Long-term outflows	(18.4)	(11.8)	(4.3)	—	—	(2.3)
Long-term net flows	0.4	0.7	(0.4)	—	—	0.1
Net flows in non-management fee earning AUM(b)	0.9	1.7	(0.8)	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	1.3	2.4	(1.2)	—	—	0.1
Market gains and losses	4.8	6.0	(0.6)	—	—	(0.6)
Transfers (h)	(1.5)	—	(0.3)	—	—	(1.2)
Acquisitions (i)	36.9	26.9	8.7	—	—	1.3
Foreign currency translation	(0.6)	(0.3)	(0.3)	—	—	—
June 30, 2018	$241.2	$163.3	$63.1	$—	$—	$14.8

Average AUM	$239.0	$159.5	$63.8	$—	$—	$15.7

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(g) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2018	$200.3	$167.7	$0.5	$—	$31.0	$1.1
Long-term inflows	18.8	11.3	—	—	7.3	0.2
Long-term outflows	(18.4)	(11.3)	—	—	(7.0)	(0.1)
Long-term net flows	0.4	—	—	—	0.3	0.1
Net flows in non-management fee earning AUM(b)	0.9	0.9	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	1.3	0.9	—	—	0.3	0.1
Reinvest	—	—	—	—	—	—
Market gains and losses	4.8	5.4	—	—	(0.1)	(0.5)
Transfers (h)	(1.5)	(1.5)	—	—	—	—
Acquisitions (i)	36.9	36.9	—	—	—	—
Foreign currency translation	(0.6)	—	—	—	(0.6)	—
June 30, 2018	$241.2	$209.4	$0.5	$—	$30.6	$0.7

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	June 30, 2018		June 30, 2017		% Change
Beginning Assets	$937.6		$812.9		15.3%
Long-term inflows	111.0		87.5		26.9%
Long-term outflows	(118.7)		(85.6)		38.7%
Long-term net flows	(7.7)		1.9		N/A
Net flows in non-management fee earning AUM (b)	0.5		0.5		—%
Net flows in institutional money market funds	1.3		(5.3)		N/A
Total net flows	(5.9)		(2.9)		103.4%
Reinvested distributions(a)	1.3		N/A		N/A
Market gains and losses(a)	(1.9)		36.1		N/A
Acquisitions(i)	38.1		—		N/A
Foreign currency translation	(5.9)		12.2		N/A
Ending Assets	$963.3		$858.3		12.2%

Average long-term AUM	$794.5		$693.8		14.5%
Average AUM	$962.6		$839.5		14.7%

Gross revenue yield on AUM(c)	57.0	bps	58.9	bps
Gross revenue yield on AUM before performance fees(c)	56.6	bps	58.2	bps
Net revenue yield on AUM(d)	40.1	bps	42.2	bps
Net revenue yield on AUM before performance fees(d)	39.7	bps	41.4	bps

(in billions)	Total AUM	Active(g)	Passive(g)
December 31, 2017	$937.6	$738.6	$199.0
Long-term inflows	111.0	75.7	35.3
Long-term outflows	(118.7)	(85.6)	(33.1)
Long-term net flows	(7.7)	(9.9)	2.2
Net flows in non-management fee earning AUM(b)	0.5	—	0.5
Net flows in institutional money market funds	1.3	1.3	—
Total net flows	(5.9)	(8.6)	2.7
Reinvested distributions(a)	1.3	1.3	—
Market gains and losses(a)	(1.9)	(6.3)	4.4
Transfers(h)	—	1.5	(1.5)
Acquisitions(i)	38.1	1.2	36.9
Foreign currency translation	(5.9)	(5.6)	(0.3)
June 30, 2018	$963.3	$722.1	$241.2

Average AUM	$962.6	$741.0	$221.6
Gross revenue yield on AUM(c)	57.0bps	69.7bps	15.0bps
Net revenue yield on AUM(d)	40.1bps	47.6bps	15.0bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2017	$937.6	$637.0	$300.6
Long-term inflows	111.0	86.0	25.0
Long-term outflows	(118.7)	(94.8)	(23.9)
Long-term net flows	(7.7)	(8.8)	1.1
Net flows in non-management fee earning AUM(b)	0.5	1.5	(1.0)
Net flows in institutional money market funds	1.3	1.7	(0.4)
Total net flows	(5.9)	(5.6)	(0.3)
Reinvested distributions(a)	1.3	1.3	—
Market gains and losses(a)	(1.9)	(1.5)	(0.4)
Transfers(h)	—	(29.5)	29.5
Acquisitions(i)	38.1	38.1	—
Foreign currency translation	(5.9)	(4.3)	(1.6)
June 30, 2018	$963.3	$635.5	$327.8

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (f)	Alternatives(e)
December 31, 2017	$937.6	$431.2	$225.8	$57.7	$78.7	$144.2
Long-term inflows	111.0	52.1	28.0	9.0	3.0	18.9
Long-term outflows	(118.7)	(65.8)	(26.6)	(7.2)	(2.6)	(16.5)
Long-term net flows	(7.7)	(13.7)	1.4	1.8	0.4	2.4
Net flows in non-management fee earning AUM(b)	0.5	1.7	(1.2)	—	—	—
Net flows in institutional money market funds	1.3	—	—	—	1.3	—
Total net flows	(5.9)	(12.0)	0.2	1.8	1.7	2.4
Reinvested distributions(a)	1.3	0.6	0.5	—	—	0.2
Market gains and losses(a)	(1.9)	3.1	(2.8)	(1.0)	0.2	(1.4)
Acquisitions(i)	38.1	26.9	9.9	—	—	1.3
Foreign currency translation	(5.9)	(2.9)	(0.9)	(1.1)	(0.2)	(0.8)
June 30, 2018	$963.3	$446.9	$232.7	$57.4	$80.4	$145.9

Average AUM	$962.6	$443.8	$231.2	$58.9	$82.2	$146.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2017	$937.6	$585.4	$26.8	$110.9	$127.1	$87.4
Long-term inflows	111.0	50.0	2.6	7.4	35.2	15.8
Long-term outflows	(118.7)	(59.1)	(2.8)	(11.6)	(32.0)	(13.2)
Long-term net flows	(7.7)	(9.1)	(0.2)	(4.2)	3.2	2.6
Net flows in non-management fee earning AUM(b)	0.5	0.5	—	—	—	—
Net flows in institutional money market funds	1.3	2.9	—	(2.3)	(0.3)	1.0
Total net flows	(5.9)	(5.7)	(0.2)	(6.5)	2.9	3.6
Reinvested distributions(a)	1.3	1.0	—	0.3	—	—
Market gains and losses(a)	(1.9)	3.3	0.1	(1.8)	(1.4)	(2.1)
Acquisitions(i)	38.1	38.1	—	—	—	—
Foreign currency translation	(5.9)	—	(1.3)	(2.0)	(2.3)	(0.3)
June 30, 2018	$963.3	$622.1	$25.4	$100.9	$126.3	$88.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(g)

(in billions)	June 30, 2018		June 30, 2017		% Change
Beginning Assets	$199.0		$144.4		37.8%
Long-term inflows	35.3		16.5		113.9%
Long-term outflows	(33.1)		(13.9)		138.1%
Long-term net flows	2.2		2.6		(15.4)%
Net flows in non-management fee earning AUM(b)	0.5		0.5		—%
Net flows in institutional money market funds	—		—		N/A
Total net flows	2.7		3.1		(12.9)%
Market gains and losses	4.4		9.0		(51.1)%
Transfers(h)	(1.5)		—		N/A
Acquisitions(i)	36.9		—		N/A
Foreign currency translation	(0.3)		0.1		N/A
Ending Assets	$241.2		$156.6		54.0%

Average long-term AUM	$130.5		$76.9		69.7%
Average AUM	$221.6		$154.1		43.8%

Gross revenue yield on AUM(c)	15.0	bps	16.6	bps
Gross revenue yield on AUM before performance fees(c)	15.0	bps	16.6	bps
Net revenue yield on AUM(d)	15.0	bps	16.6	bps
Net revenue yield on AUM before performance fees(d)	15.0	bps	16.6	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2017	$199.0	$182.0	$17.0
Long-term inflows	35.3	35.3	—
Long-term outflows	(33.1)	(33.1)	—
Long-term net flows	2.2	2.2	—
Net flows in non-management fee earning AUM(b)	0.5	1.5	(1.0)
Net flows in institutional money market funds	—	—	—
Total net flows	2.7	3.7	(1.0)
Market gains and losses	4.4	4.8	(0.4)
Transfers(h)	(1.5)	(1.4)	(0.1)
Acquisitions(i)	36.9	36.9	—
Foreign currency translation	(0.3)	(0.4)	0.1
June 30, 2018	$241.2	$225.6	$15.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(e)
December 31, 2017	$199.0	$128.4	$57.3	$—	$—	$13.3
Long-term inflows	35.3	22.8	7.2	—	—	5.3
Long-term outflows	(33.1)	(22.4)	(7.1)	—	—	(3.6)
Long-term net flows	2.2	0.4	0.1	—	—	1.7
Net flows in non-management fee earning AUM(b)	0.5	1.7	(1.2)	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.7	2.1	(1.1)	—	—	1.7
Market gains and losses	4.4	6.1	(1.3)	—	—	(0.4)
Transfers(h)	(1.5)	—	(0.3)	—	—	(1.2)
Acquisitions(i)	36.9	26.9	8.7	—	—	1.3
Foreign currency translation	(0.3)	(0.2)	(0.2)	—	—	0.1
June 30, 2018	$241.2	$163.3	$63.1	$—	$—	$14.8

Average AUM	$221.6	$146.2	$60.3	$—	$—	$15.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(g) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2017	$199.0	$167.3	$0.6	$—	$30.0	$1.1
Long-term inflows	35.3	20.7	—	—	14.4	0.2
Long-term outflows	(33.1)	(19.7)	(0.1)	—	(13.2)	(0.1)
Long-term net flows	2.2	1.0	(0.1)	—	1.2	0.1
Net flows in non-management fee earning AUM(b)	0.5	0.5	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.7	1.5	(0.1)	—	1.2	0.1
Market gains and losses	4.4	5.2	—	—	(0.3)	(0.5)
Transfers(h)	(1.5)	(1.5)	—	—	—	—
Acquisitions(i)	36.9	36.9	—	—	—	—
Foreign currency translation	(0.3)	—	—	—	(0.3)	—
June 30, 2018	$241.2	$209.4	$0.5	$—	$30.6	$0.7

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    In 2018, reinvested distributions are shown in a separate line in the AUM tables. In periods prior to the third quarter of 2017, reinvested distributions were included in market gains and losses.
(b)     Non-management fee earning AUM includes Invesco QQQ, UIT and product leverage.

(c)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the three and six months ended June 30, 2018 for our JVs in China was $8.8 billion and $9.3 billion, respectively (March 31, 2018: $9.8 billion, three and six months ended June 30, 2017: $8.1 billion and $8.2 billion, respectively). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.

(d)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 through 10 of this release for a reconciliation of operating revenues to net revenues.
(e)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(f)    Long-term AUM excludes institutional money market and non-management fee earning AUM. Ending AUM as of June 30, 2018 includes $74.9 billion in institutional money market AUM and $93.0 billion in non-management fee earning AUM. (March 31, 2018: $74.5 billion and $88.1 billion, respectively; June 30, 2017: $71.7 billion and $78.6 billion, respectively).
(g)    Passive AUM include index-based ETFs, unit investment trusts (UITs), non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM is total AUM less Passive AUM.
(h)    During the second quarter of 2018, $1.5 billion of passive ETF AUM were reclassified to active AUM. During the first quarter of 2018, $29.5 billion of AUM were transferred from retail into institutional to better reflect the activities of institutional sales teams and the clients they support.
(i)    The acquisition of Guggenheim Investments' ETF business on April 6, 2018 added $38.1 billion in AUM during the quarter.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	21%	6%	13%	23%	—%	7%
	U.S. Growth	40%	27%	83%	37%	83%	84%
	U.S. Value	53%	48%	53%	35%	48%	53%
	Sector	93%	31%	26%	40%	27%	23%
	U.K.	6%	6%	24%	2%	6%	15%
	Canadian	—%	11%	—%	—%	11%	—%
	Asian	62%	87%	89%	78%	87%	85%
	Continental European	54%	74%	96%	53%	59%	98%
	Global	46%	42%	56%	59%	65%	76%
	Global Ex U.S. and Emerging Markets	1%	5%	11%	—%	5%	4%
Fixed Income
	Money Market	99%	98%	99%	96%	95%	98%
	U.S. Fixed Income	76%	89%	89%	60%	79%	86%
	Global Fixed Income	37%	46%	51%	50%	44%	40%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	36%	72%	55%	49%	88%	62%
	Balanced	53%	60%	46%	31%	92%	93%

Note:
Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. AUM measured in the one, three, and five year quartile rankings represents 53%, 53%, and 49% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, and five year basis represents 65%, 63%, and 58% of total Invesco AUM as of 6/30/18. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

Invesco Ltd.
Supplemental Information(1)

	For the six months ended June 30, 2018			For the six months ended June 30, 2017
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$2,517.7	$511.3	$2,006.4	$2,070.2	$742.2	$1,328.0
Cash flows from operating activities	396.8	(41.4)	438.2	383.2	(197.9)	581.1
Cash flows from investing activities	(1,817.5)	(289.2)	(1,528.3)	59.7	51.9	7.8
Cash flows from financing activities	794.9	214.0	580.9	(587.9)	(261.0)	(326.9)
Foreign exchange movement on cash and cash equivalents	(18.7)	(2.0)	(16.7)	57.6	1.5	56.1
Increase/(decrease) in cash and cash equivalents	(644.5)	(118.6)	(525.9)	(87.4)	(405.5)	318.1
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	(39.3)	(39.3)	—	(8.6)	(8.6)	—
Invesco and CIP cash and cash equivalents, end of the period	$1,833.9	$353.4	$1,480.5	$1,974.2	$328.1	$1,646.1

	As of June 30, 2018				As of December 31, 2017
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders		As Adjusted
ASSETS								—
Cash and cash equivalents	$1,480.5	$—	$—	$1,480.5	2,006.4	—	—		2,006.4
Unsettled fund receivables	953.7	—	—	953.7	793.8	—	—		793.8
Investments	732.8	(407.6)	—	1,140.4	674.6	(478.9)	—		1,153.5
Investments and other assets of CIP	6,040.6	6,040.6	—	—	5,789.5	5,789.5	—		—
Cash and cash equivalents of CIP	353.4	353.4	—	—	511.3	511.3	—		—
Assets held for policyholders	12,199.6	—	12,199.6	—	12,444.5	—	12,444.5		—
Goodwill and intangible assets, net	9,466.0	—	—	9,466.0	8,149.4	—	—		8,149.4
Other assets (2)	1,232.5	(4.6)	—	1,237.1	1,299.3	(21.6)	—		1,320.9
Total assets	32,459.1	5,981.8	12,199.6	14,277.7	31,668.8	5,800.3	12,444.5		13,424.0
LIABILITIES
Debt of CIP	5,014.6	5,014.6	—	—	4,799.8	4,799.8	—		—
Other liabilities of CIP	352.3	352.3	—	—	498.8	498.8	—		—
Policyholder payables	12,199.6	—	12,199.6	—	12,444.5	—	12,444.5		—
Unsettled fund payables	934.3	—	—	934.3	783.8	—	—		783.8
Long-term debt	2,955.8	—	—	2,955.8	2,075.8	—	—		2,075.8
Other liabilities (3)	1,569.3	—	—	1,569.3	1,867.3	—	—		1,867.3
Total liabilities	23,025.9	5,366.9	12,199.6	5,459.4	22,470.0	5,298.6	12,444.5		4,726.9
EQUITY
Total equity attributable to Invesco Ltd.	8,817.3	(0.1)	—	8,817.4	8,696.1	(0.1)	—		8,696.2
Noncontrolling interests (4)	615.9	615.0	—	0.9	502.7	501.8	—		0.9
Total equity	9,433.2	614.9	—	8,818.3	9,198.8	501.7	—		8,697.1
Total liabilities and equity	$32,459.1	$5,981.8	$12,199.6	$14,277.7	31,668.8	5,800.3	12,444.5		13,424.0

(1) These tables include non-GAAP presentations.  Cash held by CIP is not available for use by Invesco.  Additionally, there is no recourse to Invesco for CIP debt.  The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity.  The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.
(2) Amounts include accounts receivable, prepaid assets, property, equipment and software and other assets.
(3) Amounts include accrued compensation and benefits, accounts payable and accrued expenses and deferred tax liabilities.
(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.